UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DOGWOOD THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

44 Milton Avenue

Alpharetta, GA 30009

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 21, 2025

October 20, 2025

To our Stockholders:

You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Dogwood Therapeutics, Inc. (the “Company,” “we” or “our”), which will be held on Friday, November 21, 2025, at 10:00 a.m., Eastern Time. The Special Meeting will be conducted as a completely virtual meeting of stockholders. You can attend the Special Meeting by visiting https://edge.media-server.com/mmc/go/DWTX2025SGM where you will be able to listen to the Special Meeting live, submit questions, view the stockholder list and vote online. Because the Special Meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the Special Meeting in person physically.

Only stockholders who held the Company’s stock at the close of business on the record date, October 14, 2025, may vote at the Special Meeting, including any adjournment or postponement thereof. At the Special Meeting, you will be asked to consider and vote upon:

(1)	Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share;
(2)	Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share;
(3)	Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share;
(4)	Approval of the Dogwood Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan;
(5)	Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate; and
(6)	the transaction of any other business that may properly come before the Special Meeting or any adjournment thereof.

Pursuant to our bylaws, no other items of business are expected to be considered at the Special Meeting.

As you have seen in our prior public statements, in the last year we have engaged in two transactions in which we acquired two exciting technologies – Halneuron® and SP16 – that we are now seeking to exploit. In both transactions, we issued shares of common stock and shares of non-voting convertible preferred stock. Under applicable Nasdaq rules, the potential conversion of the preferred stock into common stock is subject to stockholder approval. The board of directors and I believe conversion of existing Dogwood Therapeutics, Inc. preferred stock into common stock and the associated increase in the Company’s common stock capitalization are in the best interest of the Company and will better reflect the economic contribution of these technologies to the Company as well as the inherent value of our pain and neuropathy research programs, notably including our late stage Halneuron®, a first-in-class Nav 1.7 inhibitor which has been granted FDA fast-track review designation to treat chemotherapy induced neuropathic pain. We believe an increase in Dogwood Therapeutics, Inc.’s capitalization, underpinned by several significant investors with deep experience in our industry, enhances our ability to continue and expand the breadth of our research programs, business and partnership development and other strategic considerations moving forward.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. After careful consideration, our Board of Directors has unanimously approved and recommends that you vote “FOR” each of the proposals described in the Proxy Statement.

Your vote is important. Whether or not you expect to attend the Special Meeting, please vote via the Internet or over the telephone as instructed in the enclosed proxy statement and on the enclosed proxy card as soon as possible to ensure that your shares are represented. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.

Thank you for your continued support of and ownership in our Company. We look forward to your participation at the Special Meeting.

Best regards,
/s/ Greg Duncan
Greg Duncan
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS.

This Proxy Statement and the proxy card are being mailed to our stockholders on or about October 20, 2025. In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming Special Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on our website. This Proxy Statement is available to beneficial holders of our common stock and record holders of our common stock at https://ir.dwtx.com/events-presentations/meeting.

Page
PROXY STATEMENT	2
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING	3
PROPOSAL NO. 1: APPROVAL OF potential issuance of our common stock upon CONVERSION OF the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share	10
PROPOSAL NO. 2: APPROVAL OF potential issuance of our common stock upon conversion of the Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share	15
PROPOSAL NO. 3: APPROVAL OF potential issuance of our common stock upon conversion of the Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share	18
PROPOSAL NO. 4: APPROVAL OF THE DOGWOOD THERAPEUTICS, INC. SECOND AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN	22
PROPOSAL NO. 5: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE	28
INFORMATION ABOUT STOCK OWNERSHIP SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS	32
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	33
APPENDIX A: PRO FORMA FINANCIAL INFORMATION	34
APPENDIX B: DOGWOOD THERAPEUTICS, INC. SECOND AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN	40

i

Dogwood Therapeutics, Inc.

44 Milton Avenue

Alpharetta, Georgia 30009

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 21, 2025

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, NOVEMBER 21, 2025

Copies of this Proxy Statement and form of proxy card are available at https://ir.dwtx.com/events-presentations/meeting.

Your vote is important. Please vote in one of these ways:

1)	BY INTERNET: Go to http://www.proxyvote.com and follow the instructions. You will need to enter the control number printed on your proxy card;
2)	BY TELEPHONE: Call toll-free at 1-800-690-6903 and follow the instructions. You will need to enter the control number printed on your proxy card;
3)	IN WRITING: Complete, sign, date and promptly return your proxy card in the enclosed envelope; or
4)	AT THE SPECIAL MEETING: Follow the instructions that will be available at https://edge.media-server.com/mmc/go/DWTX2025SGM during the virtual Special Meeting.

This Proxy Statement and the accompanying proxy card are intended to be sent or given to stockholders of Dogwood Therapeutics, Inc. (the “Company”, “Dogwood”, “we”, “us” or “our”) on or about October 20, 2025, in connection with the solicitation of proxies on behalf of our Board of Directors (our “Board” or “Board of Directors”) for use at the Special Meeting of Stockholders (the “Special Meeting”), to be held virtually on Friday, November 21, 2025, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS AND VOTING

Q:	Why am I receiving these materials?
A:

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Special Meeting. These proxy solicitation materials are being mailed on or about October 20, 2025 to our stockholders of record as of the close of business on October 14, 2025 (the “Record Date”).

In the last year, we have engaged in two transactions in which we acquired two exciting technologies – Halneuron® and SP16 – that we are now seeking to exploit. In both transactions, we issued shares of Common Stock (as defined below) and shares of non-voting convertible preferred stock, as more fully described herein. Under applicable Nasdaq rules, the potential conversion of the Preferred Stock (as defined below) into Common Stock is subject to stockholder approval. The Board of Directors believes that conversion of the Company’s existing Preferred Stock into Common Stock and the associated increase in the Company’s Common Stock capitalization are in the best interest of the Company and will better reflect the economic contribution of these technologies to the Company as well as the inherent value of our pain and neuropathy research programs, notably including our late stage Halneuron®, a first-in-class Nav 1.7 inhibitor which has been granted FDA fast-track review designation to treat chemotherapy induced neuropathic pain. The Board further believes that an increase in Dogwood Therapeutics, Inc.’s capitalization, underpinned by several significant investors with deep experience in our industry, enhances our ability to continue and expand the breadth of our research programs, business and partnership development and other strategic considerations moving forward.

Q:	What is included in these materials?
A:	These materials include:
●	this Proxy Statement for the Special Meeting; and
●	a proxy card for the Special Meeting.
Q:	Who is entitled to vote?
A:

Only stockholders of record as of the Record Date shall be entitled to notice of, and to vote at, the Special Meeting. During the ten days prior to the Special Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call our Corporate Secretary at 1-866-620-8655 to arrange an inspection. The list will also be available on request during the Special Meeting.

Q:	How many shares of Common Stock can vote?
A:

There were 2,293,162 shares of our common stock, par value $0.0001 per share (“Common Stock”), outstanding as of the Record Date. Each stockholder entitled to vote at the Special Meeting may cast one vote for each share of common stock owned by such stockholder that has voting power upon each matter considered at the Special Meeting. As of the Record Date, there were also issued and outstanding (i) 2,269.1494 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), (ii) 284.2638 shares of Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A-1 Preferred Stock”), and (iii) 190.0572 shares of Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”). None of the Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock (collectively, the “Preferred Stock”) is entitled to vote on the matters being considered at the Special Meeting.

Of the 2,293,162 shares of our Common Stock issued and outstanding and entitled to vote as of the Record Date:

●	211,951 shares of Common Stock were issued in connection with the transactions contemplated by the Share Exchange Agreement (as defined below) and are not entitled to vote on Proposal No. 1 (as defined below) for the purposes of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”); and
●	382,034 shares of our Common Stock were issued in connection with the Exclusive License Agreement and are not entitled to vote on Proposal No. 3 (as defined below) for the purposes of the listing rules of Nasdaq.

If you beneficially own shares of Preferred Stock:

Of the 2,293,162 shares of our Common Stock issued and outstanding and entitled to vote as of the Record Date:

●	211,951 shares of Common Stock were issued in connection with the transactions contemplated by the Share Exchange Agreement (as defined below) and are not entitled to vote on Proposal No. 1 (as defined below) for the purposes of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”);
●	382,034 shares of our Common Stock were issued in connection with the Exclusive License Agreement and are not entitled to vote on Proposal No. 3 (as defined below) for the purposes of the listing rules of Nasdaq.

If you were issued shares of Common Stock in the same transaction in which you received Series A Preferred Stock or Series A-2 Preferred Stock, Nasdaq listing rules prohibit your votes with respect to such shares of Common Stock from being counted, for the purposes of the Nasdaq listing rules, in determining whether the stockholder approval with respect to the issuance of shares upon conversion of the applicable series of Preferred Stock is approved. Votes with respect to such shares of Common Stock will be counted for the purpose of approving the applicable proposal for the purposes of complying with Delaware law.

We anticipate that the 211,951 shares of Common Stock that are not entitled to vote on Proposal No. 1 for the purposes of the listing rules of Nasdaq will be voted in favor of Proposal No. 1 for the purposes of adopting Proposal No. 1 under Delaware law and the 382,034 shares of Common Stock that are not entitled to vote on Proposal No. 3 for the purposes of the listing rules of Nasdaq will be voted in favor of Proposal No. 3 for the purposes of adopting Proposal No. 3 under Delaware law. To comply with Nasdaq rules, we will instruct the inspector of elections to conduct separate tabulations that subtract 211,951 shares from the total number of shares voted in favor of Proposal No. 1 and 382,034 shares from the total number of shares voted in favor of Proposal No. 3 to determine whether each proposal has been adopted in accordance with applicable Nasdaq rules, which require a majority of the shares of Common Stock that are present or represented by proxy at the Special Meeting and entitled to vote on such proposal (other than the votes required to be excluded in accordance with Nasdaq rules) to be voted in favor of the applicable proposal.

Q:	What may I vote on?
A:	You may vote on the following matters:
●	Proposal No. 1: Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Proposal No. 1”);
●	Proposal No. 2: Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Proposal No. 2”);

●	Proposal No: 3: Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Proposal No. 3”);
●	Proposal No. 4: Approval of the Dogwood Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan (“Proposal No. 4”); and
●	Proposal No. 5: the approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt any of Proposal No. 1, Proposal No. 2, Proposal No. 3 and/or Proposal No. 4 (“Proposal No. 5” and, together with Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4, the “Proposals”) or to postpone the Special Meeting if the Nasdaq initial listing application required by Nasdaq Listing Rule 5110(a) has not yet been approved.

In addition, you are entitled to vote on any other matters that are properly brought before the Special Meeting.

Q:	Will any other business be presented for action by stockholders at the Special Meeting?
A:

The Board of Directors knows of no other business that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How does the Board recommend that I vote on each of the Proposals?
A:	Our Board recommends a vote “FOR” the approval of each of the Proposals.
Q:	How do I vote my shares?
A:

The answer depends on whether you own your shares of Common Stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”), your proxy is being solicited directly by us, and you can vote by Internet, by telephone, by mail or you can vote at our Special Meeting, as set forth below. You are encouraged to vote prior to the Special Meeting to ensure that your shares will be represented.

If you wish to vote by Internet, before the Special Meeting, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you wish to vote by telephone, call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and follow the instructions.

If you wish to vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” each Proposal, and, in their discretion, on any other matter that properly comes before the Special Meeting. Unsigned proxy cards will not be counted.

If you wish to vote at the Special Meeting, please follow the instructions that will be available at https://agm.issuerdirect.com/viri during the Special Meeting.

If you hold your shares of the Company through a broker, bank or other nominee (i.e., you are a “beneficial owner”), your shares are held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the virtual Special Meeting. However, since you are not the stockholder of record, you may not be able to vote your shares at the Special Meeting or by proxy unless you request and obtain a power of attorney or other proxy authority from your bank, broker or other agent or nominee.

Even if you plan to virtually attend the Special Meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting. You may also be able to vote by telephone, via the Internet, or at the Special Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card and see “What do I need to do to attend the Special Meeting virtually?” below for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker or other nominee?” below.

Q:	What are the procedures for attending and participating in the Special Meeting?
A:

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the Special Meeting will be conducted online. To participate in the virtual meeting, visit http://edge.media-server.com/mmc/go/DWTX2025SGM and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. You are entitled to attend our Special Meeting only if you were a stockholder as of the Record Date.

Online check-in to the Special Meeting will begin at 9:45 a.m., Eastern Time, and we encourage stockholders to log in early to allow ample time to test their computer audio system.

To participate in the Special Meeting, you will need the 16-digit control number found on your proxy card or the instructions that accompany your proxy materials. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Special Meeting.

Q:	Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in- person stockholder meeting?
A:

Yes. If you register to attend, and attend, the Special Meeting pursuant to the instructions above, you will be able to vote online during the Special Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and, if appropriate, answered by the speakers.

Q:	What is a proxy?
A:

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Greg Duncan and Angela Walsh. They may act together or individually on your behalf and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Special Meeting, we request that you please use the means available to you to vote by proxy to ensure that your shares of Common Stock may be voted.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:

If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the Proposals in order for your shares to be counted. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee. We encourage you to provide voting instructions to the organization that holds your shares.

Brokers, banks or other nominees that are member firms of the Nasdaq Capital Market and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters; however, they will not have this discretionary authority with respect to non-routine matters. None of the Proposals are matters for which such brokers, banks or other nominees will have discretionary authority; therefore, if any of your shares are held by brokers, banks or other nominees and you have not provided instructions for the voting of those shares with respect to any of the Proposals, your shares will not be counted as present and such shares shall not count as votes either votes for or against a Proposal.

Q:	What if I want to change my vote or revoke my proxy?
A:

If you are a registered stockholder, you may change your vote or revoke your proxy at any time before the Special Meeting by (i) going to www.proxyvote.com and logging in using your 16-digit control number provided on your proxy card, or voting instruction form, (ii) attending and voting at the Special Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or at the Special Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	How many shares must be represented to have a quorum and hold the Special Meeting?
A:

The holders of one third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Special Meeting, present in person, present by means of remote communication, or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the Special Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.

Q:	What vote is required to approve each proposal?
A:

Proposal No. 1: A majority of the shares of Common Stock that are present or represented by proxy at the Special Meeting and entitled to vote with respect to this Proposal must be voted in favor of Proposal No. 1. A properly executed proxy marked “ABSTAIN” with respect to Proposal No. 1 will not be voted, although it will be counted for purposes of determining the number of shares of Common Stock present or represented by proxy and entitled to vote on Proposal No. 1. Accordingly, if you choose to “ABSTAIN” with respect to Proposal No. 1, your abstention has the same effect as a vote “AGAINST.”

Proposal No. 2: A majority of the shares of Common Stock that are present or represented by proxy at the Special Meeting and entitled to vote with respect to this Proposal must be voted in favor of Proposal No. 2. A properly executed proxy marked “ABSTAIN” with respect to Proposal No. 2 will not be voted, although it will be counted for purposes of determining the number of shares of Common Stock present or represented by proxy and entitled to vote on Proposal No. 2. Accordingly, if you choose to “ABSTAIN” with respect to Proposal No. 2, your abstention has the same effect as a vote “AGAINST.”

Proposal No. 3: A majority of the shares of Common Stock that are present or represented by proxy at the Special Meeting and entitled to vote with respect to this Proposal must be voted in favor of Proposal No. 3. A properly executed proxy marked “ABSTAIN” with respect to Proposal No. 3 will not be voted, although it will be counted for purposes of determining the number of shares of Common Stock present or represented by proxy and entitled to vote on Proposal No. 3. Accordingly, if you choose to “ABSTAIN” with respect to Proposal No. 3, your abstention has the same effect as a vote “AGAINST.”

Proposal No. 4: A majority of the shares of stock that are present or represented by proxy and entitled to vote with respect to this proposal must be voted in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN” with respect to either proposal, your abstention has the same effect as a vote “AGAINST.”

Proposal No. 5: A majority of the shares of Common Stock that are present or represented by proxy and entitled to vote with respect to this Proposal must be voted in favor of Proposal No. 5. A properly executed proxy marked “ABSTAIN” with respect to Proposal No. 5 will not be voted, although it will be counted for purposes of determining the number of shares of Common Stock present or represented by proxy and entitled to vote on Proposal No. 5. Accordingly, if you choose to “ABSTAIN” with respect to Proposal No. 5, your abstention has the same effect as a vote “AGAINST.”

Q:	What if additional proposals are presented at the Special Meeting?
A:

We do not intend to bring any other matter for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Special Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:	What if I return a proxy card but do not make specific choices?
A:	If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in favor of the Proposals.

If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

Q:	Who will count the votes?
A:	A representative of Equiniti Trust Company, LLC, acting as the inspector of election, will tabulate and certify the votes.
Q:	Who can attend the Special Meeting?
A:	All stockholders as of the Record Date are invited to attend the Special Meeting.
Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur. In addition, we have retained Okapi Partners LLC at a fee $15,000, plus certain out-of-pocket expenses, to act as our proxy solicitor in connection with the proposals to be acted upon at the Special

Meeting. Pursuant to an agreement, Okapi Partners LLC has agreed to solicit proxies from our stockholders on our behalf in connection with the Special Meeting. If you have any questions about submitting your proxy or require assistance, please contact our Corporate Secretary, Angela Walsh, at 1-866-620-8655.

Q:	Where can you find the voting results?
A:	Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (“SEC”) within four business days following the Special Meeting.
Q:	What does it mean if I receive more than one set of proxy materials?
A:

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.

PROPOSAL NO. 1

Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

General

As described below, we issued 2,108.3854 shares of Series A Preferred Stock to Sealbond Limited, a British Virgin Islands corporation (“Sealbond Limited”), pursuant to the Share Exchange Agreement, 105.4190 shares of Series A Preferred Stock to affiliates of Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) (together with such affiliates, “Tungsten”) as transaction expenses, and 52.7096 and 2.6354 shares of Series A Preferred Stock to Sealbond Limited and Tungsten, respectively, as a one-time payment-in-kind dividend on the Series A Preferred Stock held by each of them. In addition to the shares of Series A Preferred Stock issued to Sealbond Limited and Tungsten, we issued 211,383 shares of Common Stock to Sealbond Limited and 10,568 shares of Common Stock to Tungsten pursuant to the Share Exchange Agreement.

Subject to approval by the stockholders and approval by Nasdaq of the Initial Listing Application (as defined below), each share of Series A Preferred Stock will automatically convert into 10,000 shares of Common Stock. 22,691,494 shares of Common Stock are issuable upon conversion of the below-described Series A Preferred Stock. This Proposal No. 1 would provide the necessary approval for such conversion under the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of Virios Therapeutics, Inc., dated October 7, 2024 (the “Series A Certificate of Designation”). With respect to the Initial Listing Application and compliance with the initial listing standards of the Nasdaq Capital Market, Appendix A of this proxy statement sets forth certain pro forma financial information for the Company as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024, after giving effect to the entrance into the Licensing Agreement and the automatic conversion of all of the Preferred Stock into Common Stock following stockholder approval of Proposal No. 1, Proposal No. 2 and Proposal No. 3.

Shares Issuable Upon Conversion

Set forth below is a table summarizing the issued and outstanding Series A Preferred Stock and the number of shares of Common Stock that are potentially issuable upon conversion of the Series A Preferred Stock if the stockholders approve this Proposal No. 1. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock.

	Series A Preferred Stock Issued and Outstanding	Common Stock Issuable upon Conversion
Share Exchange Agreement	2,108.3854	21,083,854
Transaction Expenses	105.4190	1,054,190
PIK Dividend	55.345	553,450
Total	2,269.1494	22,691,494

Description of the Share Exchange

On October 7, 2024, we entered into the Share Exchange Agreement with Sealbond Limited (the “Share Exchange Agreement”), pursuant to which we acquired 100% of the issued and outstanding shares of Pharmagesic (Holdings) Inc., a Canadian corporation (“Pharmagesic”) (such transaction, the “Pharmagesic Combination”). The acquisition of Pharmagesic in the Pharmagesic Combination added the Halneuron® development program to the Company. Prior to the Pharmagesic Combination, Pharmagesic was a wholly-owned subsidiary of Sealbond Limited and an indirect wholly-owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc., a listed entity on the Main Board of the Hong Kong Stock Exchange.

Under the terms of the Share Exchange Agreement, in exchange for all of the outstanding common shares of Pharmagesic immediately prior to the effective time of the Pharmagesic Combination (the “Pharmagesic Combination

Effective Time”), the Company issued to Sealbond Limited, as the sole shareholder of Pharmagesic, an aggregate of (i) 211,383 shares of Common Stock, which shares represented a number of shares equal to no more than 19.99% of the shares of Common Stock outstanding immediately prior to the Pharmagesic Combination Effective Time and (ii) 2,108.3854 shares of Series A Preferred Stock. The issuance of the shares of Common Stock and Series A Preferred Stock to Sealbond Limited occurred on October 9, 2024.

Tungsten acted as the financial advisor to the Company in connection with the Pharmagesic Combination. As partial compensation for services rendered by Tungsten, the Company issued to Tungsten an aggregate of 10,568 shares of Common Stock and 105.4190 shares of Series A Preferred Stock.

Pursuant to the Share Exchange Agreement, the Company agreed to hold a stockholders’ meeting for the purpose of obtaining stockholder approval of certain matters, including (i) the approval of the conversion of shares of Series A Preferred Stock into shares of Common Stock in accordance with the rules of Nasdaq (the “Sealbond Series A Conversion Proposal”) and (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) (together with the Sealbond Series A Conversion Proposal, the “Sealbond Meeting Proposals”). Nasdaq Listing Rule 5110 requires that the Company submit, and Nasdaq approve, an initial listing application (“Initial Listing Application”) prior to the approval by our stockholders of a change of control pursuant to Nasdaq Listing Rule 5635(b). The approval being sought in this Proposal No. 1, along with the filing of the Initial Listing Application with Nasdaq, is intended to satisfy this obligation of the Company.

In connection with the execution of the Share Exchange Agreement, the Company entered into stockholder support agreements (the “Company Support Agreements”) with certain of the Company’s directors and executive officers (solely in their capacity as stockholders of the Company). Pursuant to the Company Support Agreements, among other things, each of the Company’s directors and executive officers agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Sealbond Meeting Proposals.

Description of Series A Preferred Stock

Ranking

The Series A Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Dividends

If the Company, at any time while any shares of Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Series A Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio (as defined in the Series A Certificate of Designation) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Company).

Each holder of Series A Preferred Stock was entitled to receive a one-time payment-in-kind dividend accruing at a rate equal to 5% per annum payable in shares of Series A Preferred Stock on the date that was 180 days after the original issue date of the Series A Preferred Stock. On April 7, 2025, the Company issued an aggregate of 55.345 shares of Series A Preferred Stock as a payment-in-kind dividend to the holders of the Series A Preferred Stock.

Conversion

If the Company’s stockholders approve Proposal No. 1, each share of Series A Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations provided in the Series A Certificate of Designation, including that the Company shall not affect any conversion of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (such limitation, the “Beneficial Ownership Limitation”) as set forth in the Series A Certificate of Designation. In accordance with the Series A Certificate of Designation, the Company intends to seek a waiver of the Beneficial Ownership Limitation from the holders of Series A Preferred Stock, effective upon approval by our stockholders of Proposal No. 1.

Voting and Consent Rights

Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation, as amended (the “Charter”) or the Amended and Restated Bylaws of the Company (the “Bylaws”), or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Series A Certificate of Designation) or at any time while at least 30% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Series A Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

Cash Settlement

Upon the earliest to occur of (i) receipt of approval of the Company’s stockholders of the Proposals set forth herein with respect to the Series A Preferred Stock, (ii) the occurrence of certain events set forth in the Shares Exchange Agreement or (iii) June 30, 2026, the Company is required to deliver to the holder of such shares a certificate or certificates representing shares of Common stock, or electronically deliver such shares, on or prior to the third trading day after the applicable Share Delivery Date (as defined in the Series A Certificate of Designation). If the Company fails to deliver such shares in a timely manner, the Company shall, at the request of the holder of the shares of Series A Preferred Stock, pay an amount equal to the Fair Value (as defined in the Series A Certificate of Designation) of such undelivered shares, with such payment to be made within two business days from the date of request by such holder, whereupon the Company’s obligations to deliver such shares underlying the Notice of Conversion (as defined in the Series A Certificate of Designation) shall be extinguished upon payment in full of the Fair Value of such undelivered shares; provided, however that such request shall be presumed to have been duly and properly made by such holder if stockholder approval of the Proposals set forth herein with respect to the Series A Preferred Stock shall not have been obtained prior to the date on which the Notice of Conversion is delivered to the Company. The cash settlement provisions set forth in the Series A Certificate of Designation shall be available irrespective of the reason for the Company’s failure to timely deliver the applicable shares of Common Stock including due to the lack of obtaining the approvals sought herein with respect to the Series A Preferred Stock.

Repurchase Right

If at any time following the earliest of (i) Stockholder Approval (as defined in the Series A Certificate of Designation), (ii) the interim analysis of the Phase 2b study for Halneuron® proves futile, (iii) the Company is delisted from Nasdaq, (iv) the interim analysis of the Phase 2b study for Halneuron® is not completed by December 31, 2025, or (v) June 30, 2026, the Company fails to deliver to a Holder certificates representing shares of Common Stock or electronically deliver such shares, the Series A Preferred Stock is redeemable for cash at the option of the holder thereof at a price per share equal to the then-current Fair Value (as defined and described in the Series A Certificate of Designation) of the Series A Preferred Stock for any undeliverable shares.

Designation

The Company has designated 2,269.1494 shares of the Company’s preferred stock to be Series A Preferred Stock, pursuant to the Series A Certificate of Designation.

Reasons for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of the stock or assets of another company if, where due to the present or potential issuance of common stock or securities convertible into common stock, the common stock has or will upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into common stock, and Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.

The shares of Common Stock issued in connection with the Pharmagesic Combination amount to approximately 19.99% of our outstanding shares of Common Stock immediately prior to execution of the Share Exchange Agreement and, if all shares of the Series A Preferred Stock is converted into shares of Common Stock, the shares of Common Stock held by Sealbond Limited and its affiliates would constitute 82.97% of our then-outstanding shares of Common Stock As (i) the issuance of shares of our Common Stock upon exercise of the Series A Preferred Stock would result in us issuing shares in excess of 19.99% of our shares of Common Stock outstanding immediately prior to execution of the Share Exchange Agreement as consideration for the all of the shares of Pharmagesic and (ii) would result in Sealbond Limited and its affiliates beneficially owning more than 20% of our shares of Common Stock outstanding immediately prior to the execution of the Share Exchange Agreement, we are required to obtain stockholder approval of the issuance of the shares of our Common Stock upon conversion of our Series A Non-Voting Convertible Preferred Stock before they may be converted in order to comply with Nasdaq Listing Rule 5635(a) and 5635(b). Proposal No. 1 is intended to satisfy our obligations under Nasdaq Listing 5635(a) and Nasdaq Listing Rule 5635(b).

Effect of Proposal No. 1

In the event that our stockholders approve this Proposal No. 1 at the Special Meeting and Nasdaq approves the Initial Listing Application, the Series A Preferred Stock will become immediately convertible into shares of Common Stock. The issuance of our shares of Common Stock upon the conversion of the Series A Preferred Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a substantially smaller percentage of our total outstanding shares of Common Stock after any such conversion.

In the event that our stockholders do not approve this Proposal No. 1 at the Special Meeting, the Series A Preferred Stock will not become convertible unless and until stockholders approve of such conversion and issuance of shares of Common Stock for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 3635. Pursuant to the Share Exchange Agreement, in the event that our stockholders do not approve this Proposal No. 1 at the Special Meeting, we are required to use our reasonable best efforts to secure the approvals sought in this Proposal No. 1 as soon as practicable following the date of the Special Meeting. We will be required to hold an annual meeting or a special meeting at least every six months to solicit and take a vote on the approvals sought in this Proposal No. 1 until such approvals are obtained. The process of continuing to hold stockholder meetings to obtain such approvals would cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business.

Interests of Directors and Executive Officers

As described in the Current Report on Form 8-K filed by us with the SEC on October 7, 2024, our directors, Melvin Toh and Alan Yu, were each designated for appointment to our Board by Sealbond Limited pursuant to the terms of the Share Exchange Agreement.

Except for Dr. Toh and Mr. Yu, as discussed above, none of our directors or executive officers have a substantial interest, direct or indirect, in the matters set forth in this Proposal No. 1.

Support Agreements

In connection with our entry into the Share Exchange Agreement, each of our directors and executive officers entered into the Company Support Agreements, pursuant to which, among other things, each such director or executive officer agreed, solely in his, her or its capacity as a stockholder, to vote all of his or her shares of Common Stock in favor of the approval of Proposal No. 1 and Proposal No. 5.

Vote Required for Approval of this Proposal

The affirmative vote of the holders of a majority of the shares of Common Stock that are present or represented by proxy and entitled to vote with respect to this Proposal is required to approve Proposal No. 1. The holders of Common Stock, other than Sealbond Limited and its affiliates and Tungsten and its affiliates, have the right to cast one vote per share of Common Stock on this Proposal. Pursuant to Nasdaq Listing Rule IM-5635-2, Sealbond Limited, Tungsten and their respective affiliates are prohibited from voting on this Proposal No. 1.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

General

As described below, we issued 284.2638 shares of Series A-1 Preferred Stock to Conjoint, Inc., an affiliate of Sealbond Limited (“Conjoint”), pursuant to a Debt Exchange and Cancellation Agreement, dated March 12, 2025, by and between the Company and Conjoint (the “Exchange and Cancellation Agreement”).

Subject to approval by the stockholders and approval by Nasdaq of the Initial Listing Application, each share of Series A-1 Preferred Stock will automatically convert into 10,000 shares of Common Stock. 2,842,638 shares of Common Stock are issuable upon conversion of the below-described Series A-1 Preferred Stock. This Proposal No. 2 would provide the necessary approval for such conversion under the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of Dogwood Therapeutics, Inc., dated March 12, 2025 (the “Series A-1 Certificate of Designation”). With respect to the Initial Listing Application and compliance with the initial listing standards of the Nasdaq Capital Market, Appendix A of this proxy statement sets forth certain pro forma financial information for the Company as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024, after giving effect to the entrance into the Licensing Agreement and the automatic conversion of all of the Preferred Stock into Common Stock following stockholder approval of Proposal No. 1, Proposal No. 2 and Proposal No. 3.

Description of the Exchange and Cancellation

On March 12, 2025, the Company entered into an Exchange and Cancellation Agreement with Conjoint. The Company and Conjoint had previously entered into a Loan Agreement on October 7, 2024 (the “Loan Agreement”) whereby Conjoint agreed to make loans to the Company in the aggregate principal amount of $19,500,000. Pursuant to the terms of the Exchange and Cancellation Agreement, the principal amount of all loans made to the Company under the Loan Agreement, along with accrued interest through March 12, 2025 (as of such date, an aggregate of $19,926,891), was deemed repaid and all of the Company’s obligations with respect to the principal amount and accrued interest were satisfied in full and cancelled in exchange for 284.2638 shares of the Company’s Series A-1 Preferred Stock.

In connection with the execution of the Exchange and Cancellation Agreement, the Company entered into support agreements (the “March Tungsten Support Agreements”) with Tungsten. Pursuant to the March Tungsten Support Agreements, among other things, Tungsten agreed to vote or cause to be voted all of the shares of Common Stock owned by each of them in favor of the approval of the matters contemplated by this Proposal No. 2 and Proposal No. 5.

Shares Issuable Upon Conversion

Set forth below is a table summarizing the issued and outstanding Series A-1 Preferred Stock and the number of shares of Common Stock that are potentially issuable upon conversion of the Series A-1 Preferred Stock if the stockholders approve this Proposal No. 2. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock.

	Series A-1 Preferred Stock Issued and Outstanding	Common Stock Issuable upon Conversion
Exchange and Cancellation Agreement	284.2638	2,842,638
Total	284.2638	2,842,638

Description of Series A-1 Preferred Stock

Ranking

The Series A-1 Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Dividends

If the Company, at any time while any shares of Series A-1 Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Series A-1 Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio (as defined in the Series A-1 Certificate of Designation) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Company).

Conversion

If the Company’s stockholders approve Proposal No. 2, each share of Series A-1 Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations provided in the Series A-1 Certificate of Designation, including that the Company shall not affect any conversion of Series A-1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than the applicable Beneficial Ownership Limitation as set forth in the Series A-1 Certificate of Designation. In accordance with the Series A-1 Certificate of Designation, the Company intends to seek a waiver of the Beneficial Ownership Limitation from the holders of Series A-1 Preferred Stock, effective upon approval by our stockholders of Proposal No. 2.

Voting and Consent Rights

Except as otherwise required by law, the Series A-1 Preferred Stock does not have voting rights. However, as long as any shares of Series A-1 Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A-1 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred Stock or alter or amend the Series A-1 Certificate of Designation, amend or repeal any provision of, or add any provision to, the Charter or Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A-1 Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A-1 Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A-1 Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Series A-1 Certificate of Designation) or at any time while at least 30% of the originally issued Series A-1 Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Series A-1 Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

Designation

The Company has designated 284.2638 shares of the Company’s preferred stock to be Series A-1 Preferred Stock, pursuant to the Series A-1 Certificate of Designation

Reasons for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.

As discussed above, on March 12, 2025, we sold and issued to Conjoint 284.2638 shares of Series A-1 Non-Voting Convertible Preferred Stock. Since the issuance of shares of our Common Stock upon exercise of the Series A-1 Non-Voting Convertible Preferred Stock would result in Conjoint and its affiliates beneficially owning more than 19.99% of our shares of Common Stock outstanding immediately prior to execution of the Exchange and Cancellation Agreement, we are required to obtain stockholder approval of the issuance of the shares of our Common Stock upon conversion of our Series A-1 Non-Voting Convertible Preferred Stock before they may be converted in order to comply with Nasdaq Listing Rule 5635(b). If Conjoint and its affiliates, including Sealbond Limited, convert all the Series A-1 Preferred Stock held by them and no Series A Preferred Stock or Series A-2 Preferred Stock is converted, they will hold approximately 55.35% of our then-outstanding shares of Common Stock. This Proposal No. 2 is intended to satisfy our obligations under Nasdaq Listing Rule 5635(b).

Effect of Proposal No. 2

In the event that our stockholders approve this Proposal No. 2 at the Special Meeting and Nasdaq approves the Initial Listing Application, the Series A-1 Preferred Stock will become immediately convertible into shares of Common Stock. The issuance of our shares of Common Stock upon the conversion of the Series A-1 Preferred Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such conversion.

In the event that our stockholders do not approve this Proposal No. 2 at the Special Meeting, the Series A-1 Preferred Stock will not become convertible unless and until stockholders approve such conversion and issuance of shares of Common Stock for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 3635.

Interests of Directors and Executive Officers

As described in the Current Report on Form 8-K filed by us with the SEC on October 7, 2024, our directors, Melvin Toh and Alan Yu, were each designated for appointment to the Company’s board of directors by Sealbond Limited, an affiliate of Conjoint, pursuant to the terms of the Share Exchange Agreement.

Except for Dr. Toh and Mr. Yu, as discussed above, none of our directors or executive officers have a substantial interest, direct or indirect, in the matters set forth in this Proposal No. 2.

Vote Required for Approval of this Proposal

The affirmative vote of the holders of a majority of the shares of Common Stock that are present or represented by proxy at the Special Meeting and entitled to vote with respect to Proposal No. 2 is required to approve Proposal No. 2. The holders of Common Stock have the right to cast one vote per share of Common Stock on Proposal No. 2.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

General

As described below, we issued 382,034 shares of Common Stock and 179.1878 shares of Series A-2 Preferred Stock to Serpin Pharma Inc. (“Serpin Pharma”) and Rejuvenation Labs, Inc. (“Rejuvenation” and, together with Serpin Pharma, “Serpin”) in connection with entrance by the Company into an Exclusive License Agreement (the “Licensing Agreement”) by and among the Company, Serpin Pharma and Rejuvenation. As compensation for services rendered by Tungsten in connection with the Licensing Agreement, we also issued an aggregate of 10.8694 shares of Series A-2 Preferred Stock to Tungsten and its affiliates and designees.

Subject to approval by the stockholders of this Proposal No. 3 and approval by Nasdaq of the Initial Listing Application, each share of Series A-2 Preferred Stock will automatically convert into 10,000 shares of Common Stock. 1,900,572 shares of Common Stock are issuable upon conversion of the below-described Series A-2 Preferred Stock. This Proposal No. 3 would provide the necessary approval for such conversion under the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of Dogwood Therapeutics, Inc., dated September 30, 2025 (the “Series A-2 Certificate of Designation”). With respect to the Initial Listing Application and compliance with the initial listing standards of the Nasdaq Capital Market, Appendix A of this proxy statement sets forth certain pro forma financial information for the Company as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024, after giving effect to the entrance into the Licensing Agreement and the automatic conversion of all of the Preferred Stock into Common Stock following stockholder approval of Proposal No. 1, Proposal No. 2 and Proposal No. 3.

Shares Issuable Upon Conversion

Set forth below is a table summarizing the issued and outstanding Series A-2 Preferred Stock and the number of shares of Common Stock that are potentially issuable upon conversion of the Series A-2 Preferred Stock if the stockholders approve this Proposal No. 3. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock.

	Series A-2 Preferred Stock Issued and Outstanding	Common Stock Issuable upon Conversion
Exclusive License Agreement	179.1878	1,791,878
Transaction Expenses	10.8694	108,694
Total	190.0572	1,900,572

Description of the Exclusive License Agreement

On September 30, 2025, we entered into the Licensing Agreement, pursuant to which Serpin Pharma granted, subject to the terms of the Licensing Agreement, the Company an exclusive, worldwide, paid-up and royalty-free, transferrable and assignable, and sublicensable right and license to research, develop, seek regulatory approval for, make, import, export, use, promote, market, sell, offer for sale, commercialize, or otherwise utilize or exploit in any way, or to have any of the foregoing done by another person (including, without limitation, to have made), by whatever means, now known or later developed the Licensed Technology (as defined in the Licensing Agreement) of Serpin Pharma. Generally, the Licensed Technology consists of patents and trademarks relating to SP16, a novel low-density lipoprotein receptor-related protein 1 agonist. In connection with the Licensing Agreement, the Company also entered into an Equity Issuance and Registration Rights Agreement (the “Serpin Registration Rights Agreement”) with Serpin Pharma and Rejuvenation, whereby the Company agreed to issue (i) 191,017 shares of its Common Stock and 89.5939 shares of its Series A-2 Preferred Stock to Serpin Pharma and (ii) 191,017 shares of its Common Stock and 89.5939 shares of its Series A-2 Preferred Stock to Rejuvenation as consideration for Serpin entering into the Licensing Agreement. As compensation for services rendered by Tungsten in connection with the Licensing Agreement, we also issued an aggregate of 10.8694 shares of Series A-2 Preferred Stock to Tungsten and its affiliates and designees.

In connection with the execution of the Licensing Agreement and the Serpin Registration Rights Agreement, the Company entered into stockholder support agreements with each of Serpin Pharma and Rejuvenation (the “Serpin Support Agreements”). Pursuant to the Serpin Support Agreements, among other things, each Serpin party agreed to vote or cause to be voted all of the shares of Common Stock owned by each of them in favor of the approval of the matters contemplated by Proposal No. 1, Proposal No. 2, and Proposal No. 5.

In connection with the execution of the Licensing Agreement and the Serpin Registration Rights Agreement, the Company entered into support agreements (the “September Tungsten Support Agreements”) with Tungsten. Pursuant to the September Tungsten Support Agreements, among other things, Tungsten agreed to vote or cause to be voted all of the shares of Common Stock owned by each of them in favor of the approval of the matters contemplated by Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5. Furthermore, we also entered into a support agreement with Sealbond Limited (the “Sealbond Support Agreement”) whereby Sealbond Limited agreed to, among other things, vote or cause to be voted all of the shares of Common Stock owned by Sealbond Limited and its affiliates in favor of the approval of the matters contemplated by Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5.

Description of Series A-2 Preferred Stock

Ranking

The Series A-2 Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Dividends

If the Company, at any time while any shares of Series A-2 Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Series A-2 Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio (as defined in the Series A-2 Certificate of Designation) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Company).

Conversion

If the Company’s stockholders approve Proposal No. 3, each share of Series A-2 Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations provided in the Series A-2 Certificate of Designation, including that the Company shall not affect any conversion of Series A-2 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than the applicable Beneficial Ownership Limitation as set forth in the Series A-2 Certificate of Designation.

Voting and Consent Rights

Except as otherwise required by law, the Series A-2 Preferred Stock does not have voting rights. However, as long as any shares of Series A-2 Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A-2 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A-2 Preferred Stock or alter or amend the Series A-2 Certificate of Designation, amend or repeal any provision of, or add any provision to, the Charter or Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A-2 Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A-2 Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A-2 Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Series A-2 Certificate of Designation) or at any time while at least 30% of the originally issued Series A-2 Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Series A-2 Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

Designation

The Company has designated 190.0572 shares of the Company’s preferred stock to be Series A-2 Preferred Stock, pursuant to the Series A-2 Certificate of Designation.

Reasons for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of the stock or assets of another company if, where due to the present or potential issuance of common stock or securities convertible into common stock, the common stock has or will upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into common stock,

As discussed above, on September 30, 2025, we sold and issued to Serpin Pharma, Rejuvenation and Tungsten an aggregate of 382,034 shares of Common Stock and 190.0572 shares of Series A-2 Non-Voting Convertible Preferred Stock. Since the issuance of shares of our Common Stock upon exercise of the Series A-2 Non-Voting Convertible Preferred Stock would result in Serpin Pharma and Rejuvenation collectively beneficially owning more than 19.99% of our shares of Common Stock outstanding immediately prior to execution of the Equity Issuance and Registration Rights Agreement and the Series A-2 Preferred Stock was issued in connection with an acquisition of the assets of another company, we are required to obtain stockholder approval of the issuance of the shares of our Common Stock upon conversion of our Series A-2 Non-Voting Convertible Preferred Stock before they may be converted in order to comply with Nasdaq Listing Rule 5635(a) and Nasdaq Listing Rule 5635(b). This Proposal No. 3 is intended to satisfy our obligations under Nasdaq Listing Rule 5625(a) and Nasdaq Listing Rule 5635(b).

Effect of Proposal No. 3

In the event that our stockholders approve this Proposal No. 3 at the Special Meeting and Nasdaq approves the Initial Listing Application, the Series A-2 Preferred Stock will become immediately convertible into shares of Common Stock The issuance of our shares of Common Stock upon the conversion of the Series A-2 Preferred Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such conversion.

In the event that our stockholders do not approve this Proposal No. 3 at the Special Meeting, the Series A Preferred Stock will not become convertible unless and until stockholders approve such conversion and issuance of shares of Common Stock for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 3635.

Interests of Directors and Executive Officers

None of our directors or executive officers has any substantial interest, direct or indirect, in the approval of this Proposal No. 3.

Vote Required for Approval of this Proposal

The affirmative vote of the holders of a majority of the shares of Common Stock that are present or represented by proxy and entitled to vote with respect to this Proposal is required to approve Proposal No. 3. The holders of Common Stock, other than Serpin Pharma, Rejuvenation and their respective affiliates, have the right to cast one vote per share of Common Stock on this Proposal. Pursuant to Nasdaq Listing Rule IM-5635-2, Serpin Pharma, Rejuvenation and their respective affiliates are prohibited from voting on this Proposal No. 3.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4

Approval of the Dogwood Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan

General

On September 26, 2025, our Board approved the Company’s Second Amended and Restated 2020 Equity Incentive Plan (the “Plan”), which amends and restates the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended (the “Prior Plan”) to (i) increase the number of shares that may be issued under the Plan from 191,122 to 2,972,787 and (ii) establish an annual individual grant limit under the Plan, subject to approval of our stockholders at the Special Meeting. The Prior Plan became effective on June 27, 2025 and was approved by our Board and the Company’s stockholders in March and June 2022, respectively. The Prior Plan was subsequently amended by the Board to increase the total number of shares reserved for issuance under the Plan, which amendment was approved by our stockholders on June 18, 2025, and to remove the annual individual grant limit under the Prior Plan. The Board is requesting stockholder approval for the Plan.

The Board believes that equity awards are a key element underlying its ability to retain, recruit and motivate key personnel who are critical to our ability to execute successfully and implement our corporate objectives. After reviewing the Plan, the Board has determined that the current share reserve available for awards under the Plan is insufficient and limits our ability to provide equity incentives that align the interests of our directors, executives and employees with those of our stockholders and limits our ability to attract and retain talented personnel. Approval of the Plan Amendment by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee.

Why We Are Asking Our Stockholders to Approve the Plan Amendment:

Equity incentives are key to retaining key talent to drive our business forward. The Board believes that equity awards are a key element underlying our ability to retain, recruit and motivate key personnel who are critical to our ability to execute successfully through this time of transition for our Company and implement our business plan to develop our pipeline of product candidates. Equity awards align the interests of key personnel with those of our stockholders and are a substantial contributing factor to the overall success of the Company.

Current shares available for awards are inadequate. We believe that the shares currently available for grant under the Plan will be insufficient to meet our anticipated retention and recruitment needs. If each of the Proposals submitted for approval at the Special Meeting are approved by our stockholders and each share of Preferred Stock is converted to Common Stock in accordance with its terms, the existing number of shares that may be issued under the Plan will constitute only 0.69% of the number of issued and outstanding shares of Common Stock of the Company.

Key Features of the Plan

The sole effect of the Plan, as compared to the Prior Plan, is to increase the total number of shares of common stock issuable under the Plan from 191,122 shares to 2,972,787. No other material terms of the Plan will change. The full text of the Plan is attached as Appendix B to this Proxy Statement. The key features of the Plan are described in detail below.

Types of Awards

Awards under the Plan may consist of grants of incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1896 (the “Code”), nonqualified stock options, stock awards, stock units, stock appreciation rights, and other equity-based awards as described in the Plan.

Eligibility

All employees of the Company and its parents or subsidiaries, including employees who are officers or members of the Board, and members of the Board who are non-employee directors shall be eligible to participate in the Plan.

Consultants and advisors, as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act (or any successor form or rule) who perform services for the Company or any of its parents or subsidiaries shall be eligible to participate in the Plan.

As of September 30, 2025, we had 8 employees and 4 non-employee directors, all of whom are eligible to receive awards under the Plan.

Administration

The Plan is administered by the Compensation Committee and all references to the “Board” shall be deemed to refer to the Compensation Committee. Subject to the limitations set forth in the Plan, the Board has the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option, stock unit or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The Board also has the authority to determine the consideration and methodology of payment for awards.

The Compensation Committee, our Board and any of their designees do not have the authority to: (i) amend the terms of an outstanding option or stock appreciation right to reduce its exercise price, or (ii) cancel outstanding options or stock appreciation rights with an exercise price above the then-current fair market value per share in exchange for another option, stock appreciation right with a lower exercise price or for other award or for cash, unless the stockholders of the Company have previously approved such an action or the action relates to a capitalization adjustment under the terms of the Plan.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of common stock that may be issued pursuant to grants under the Plan is 2,972,787 shares.

Individual Limits

The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under this Plan to any individual, with the exception of any non-employee director, during any calendar year shall be 500,000 shares. With respect to any non-employee director, the maximum aggregate number of shares of common stock that shall be subject to grants made under the Plan to any such individual during any calendar year shall be 200,000 shares.

Stock Options

The terms of any grants of stock options under the Plan will be set forth in a stock option agreement to be entered into between the Company and the recipient. The Board will determine the terms and conditions of such option grants, which need not be identical. The Board may modify, extend or renew outstanding options but the Board may not modify outstanding options to lower the exercise price or cancel options in exchange for cash or for options or stock appreciation rights with a lower exercise price or for another award, other than in connection with a corporate transaction, without stockholder approval.

The exercise price of each option will be set by the Board, subject to the following limits. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of a share of common stock on the date the option is granted, and in the event an option recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the fair market value of a share of common stock on the date the option is granted. The exercise price of a nonqualified stock option cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date the option is granted. The maximum period in which an option may be exercised will be fixed by the Board and included in each stock option agreement and cannot exceed ten years (and in the event an option recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the maximum period for an incentive stock option granted to that person cannot exceed five years). In addition, no option recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for our common stock having a total fair market value (determined as of the option grant) in excess of $100,000.

The exercise price for the exercise of a stock option may be paid in cash or, to the extent that the stock option agreement so provides, by surrendering shares of common stock, by a broker-assisted cashless exercise procedure, by a net exercise arrangement, by delivering a full-recourse promissory note, or in any other form that is consistent with applicable laws, regulations and rules. Options generally will be nontransferable except in the event of the option recipient’s death, but the Board may allow the transfer of nonqualified stock options through a gift or domestic relations order to the option recipient’s family members.

Stock options granted under the Plan generally must be exercised by the optionee before the earlier of the expiration of such option or 90 days after termination of the optionee’s employment, except that the period may be extended on certain events including death and termination of employment due to disability. Each stock option agreement will set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Stock Awards

The terms of any awards of restricted shares under the Plan (referred to as “Stock Awards” in the Plan document) will be set forth in a restricted share agreement to be entered into between the Company and the recipient. The Board will determine the terms and conditions of the restricted share agreements, which need not be identical. A restricted share award may be subject to vesting requirements or transfer restrictions or both. Restricted shares may be issued for such consideration as the Board may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services. Award recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to those shares, however, during any restriction period, the grantee shall not have the right to vote shares or receive any dividends or other distributions paid on such shares.

Stock Units

The terms of any awards of restricted stock units under the Plan (referred to as “Stock Units” in the Plan document) will be set forth in a restricted stock unit agreement to be entered into between the Company and the recipient. The Board will determine the terms and conditions of the restricted stock unit agreements, which need not be identical, provided, however, that all such awards shall comply with section 409A of the Code. Restricted stock units give an award recipient the right to acquire a specified number of shares of common stock or, at the Board’s discretion, cash, or a combination of common stock and cash, at a future date upon the satisfaction of certain vesting conditions based upon a vesting schedule or performance criteria established by the Board. Restricted stock units may be granted in consideration of a reduction in the award recipient’s other compensation, but no cash consideration is typically required of the award recipient. Unlike restricted shares, the stock underlying restricted stock units will not be issued until the stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time of issuance of any common stock upon settlement.

Stock Appreciation Rights

The terms of any awards of stock appreciation rights under the Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Board will determine the terms, conditions and restrictions of any such agreements, which need not be identical. A stock appreciation right generally entitles the award recipient to receive a payment upon exercise equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the value of a share of common stock on the date of grant. The maximum period in which a stock appreciation right may be exercised will be fixed by the Board and included in each agreement and cannot exceed ten years. The amount payable upon the exercise of a stock appreciation right may be settled in cash or by the issuance of shares of common stock. The Board may not modify outstanding stock appreciation rights to lower the exercise price or cancel stock appreciation rights in exchange for cash or for options or stock appreciation rights with a lower exercise price or for another award, other than in connection with a corporate transaction, without stockholder approval.

Amendment and Termination

The Board may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the Plan will affect an award recipient’s rights under outstanding awards without the award recipient’s consent. No incentive stock options may be granted under the Plan after the tenth anniversary of the date the Plan is adopted by the Board. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

Effect of Certain Corporate Events

In the event of a subdivision of the outstanding common stock or a combination or consolidation of the outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, a declaration of a dividend payable in common stock or a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, the Board will make appropriate adjustments in the number and class of shares covered by outstanding awards and the exercise price of outstanding options and stock appreciation rights, the number and class of shares that may be issued pursuant to the exercise of incentive stock options, and the number and class of shares available under the Plan.

In the event of a change of control, outstanding options and stock appreciation rights under the Plan shall accelerate and become exercisable, and outstanding Stock Awards, Stock Units and other equity awards shall vest and shall be payable. The Board may condition any such acceleration on such terms as the Board determines.

For purposes of the Plan, a change of control shall be deemed to have occurred if: (i) any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (B) the acquisition of securities of the Company by an investor of the Company in a capital-raising transaction; or (ii) the consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

Certain Federal Income Tax Aspects of Awards under the Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Plan depend upon the type of award.

Incentive Stock Options

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after option exercise and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonqualified Stock Options

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be

Stock options granted under the Plan generally must be exercised by the optionee before the earlier of the expiration of such option or 90 days after termination of the optionee’s employment, except that the period may be extended on certain events including death and termination of employment due to disability. Each stock option agreement will set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Stock Awards

The terms of any awards of restricted shares under the Plan (referred to as “Stock Awards” in the Plan document) will be set forth in a restricted share agreement to be entered into between the Company and entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards

Recipients of restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient of restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients of stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date and cash received, if any, over the exercise price. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

New Plan Benefits

No new grants have been made under the Plan. With respect to future grants under the Plan, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the Plan, because the grant and actual settlement of awards will be discretionary.

Required Vote

The proposal to approve the Plan Amendment requires the affirmative vote of a majority of the shares of stock that are present or represented by proxy and entitled to vote with respect to this proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3 AND/OR PROPOSAL NO. 4.

If at the Special Meeting the number of votes represented by shares of the Common Stock present or represented and voting in favor of Proposal No. 1, Proposal No. 2, Proposal No. 3 and/or Proposal No. 4 is insufficient to approve the applicable Proposal or if Nasdaq has not approved the Initial Listing Application as of immediately prior to the Special Meeting, our management may move to adjourn the Special Meeting in order to enable our Board to continue to solicit additional proxies in favor of Proposal No. 1, Proposal No. 2, Proposal No. 3 and/or Proposal No. 4 or to postpone the Special Meeting if the Initial Listing Application required by Nasdaq Listing Rule 5110(a) has not yet been approved.

In this Proposal, we are asking our stockholders to authorize the holder of any proxy solicited to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal No. 1, Proposal No. 2, Proposal No. 3 and/or Proposal No. 4, including the solicitation of proxies from stockholders that have previously voted against the Proposals, or to postpone the Special Meeting if the Initial Listing Application required by Nasdaq Listing Rule 5110(a) has not yet been approved. If stockholder approval for this Proposal is not obtained, then the Special Meeting will not be adjourned.

Vote Required for Approval of this Proposal

The affirmative vote of the majority of votes cast is required to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal No. 1, Proposal No. 2, Proposal No. 3 and/or Proposal No. 4 or to seek approval by Nasdaq of the Initial Listing Application.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3 AND/OR PROPOSAL NO. 4 OR TO SEEK APPROVAL BY NASDAQ OF THE INITIAL LISTING APPLICATION.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our Common Stock as of October 15, 2025, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after October 15, 2025 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 2,293,162 shares of our Common Stock outstanding as of October 15, 2025. Shares of our Common Stock that a person has the right to acquire within 60 days after October 15, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Dogwood Therapeutics Inc., 44 Milton Avenue, Alpharetta, GA 30009.

Name of Director or Named Executive Officer	Shares Beneficially Owned		% of Shares Outstanding Shares
Abel De La Rosa, Ph.D.	1,053	(1)	*
Greg Duncan	47,688	(2)	2.0%
R. Michael Gendreau, M.D., Ph.D.	9,993	(3)	*
David Keefer	1,435	(4)	*
John C. Thomas, Jr.	942	(5)	*
Melvin Toh, M.B.B.S.	-	(8)	*
Angela Walsh	10,330	(6)	*
Richard J. Whitley, M.D.	923	(7)	*
Alan Yu	-	(8)	*
All Executive Officers and Directors as a Group (10 persons)	82,532		3.5%
Beneficial Owners of more than 5% of our Common Stock:
Sealbond Limited	211,383		9.2%
Serpin Pharma Inc.	191,017		8.3%
Rejuvenation Labs, Inc.	191,017		8.3%

*	Denotes beneficial ownership of less than 1%.
(1)	Includes 893 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(2)	Includes 45,390 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(3)	Includes 9,993 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(4)	Includes 923 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(5)	Includes 902 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(6)	Includes 10,210 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(7)	Includes 895 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(8)	As described in the Current Report on Form 8-K filed by the Company with the SEC on October 7, 2024, directors Melvin Toh and Alan Yu were each designated for appointment to the Company’s Board of Directors by Sealbond Limited.

Beneficial Ownership Following the Conversion of the Preferred Stock

The following table sets forth information relating to the beneficial ownership of our Common Stock immediately following the conversion of all of the Preferred Stock into Common Stock following stockholder approval of Proposal No. 1, Proposal No. 2 and Proposal No. 3 by:

●	each person, or group of affiliated persons, known by us to currently beneficially own more than 5% of our outstanding shares of Common Stock;
●	each person, or group of affiliated persons, known by us that will beneficially own more than 5% of our outstanding shares of Common Stock following the conversion of all of the Preferred Stock into Common Stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the Special Meeting through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by that person.

Following stockholder approval of Proposal No. 1, Proposal No. 2 and Proposal No. 3, the Company expects to issue 27,434,704 shares of Common Stock upon the conversion of the Preferred Stock. If the actual facts are different from the foregoing assumptions, ownership figures in the table that follows will be different. The percentage of shares beneficially owned is computed on the basis of 29,727,866 shares of our Common Stock that we expect to be outstanding following the conversion of the Preferred Stock.

Name of Director or Named Executive Officer	Shares Beneficially Owned		% of Shares Outstanding Shares
Abel De La Rosa, Ph.D.	1,053	(1)	*
Greg Duncan	47,688	(2)	*
R. Michael Gendreau, M.D., Ph.D.	9,993	(3)	*
David Keefer	1,435	(4)	*
John C. Thomas, Jr.	942	(5)	*
Melvin Toh, M.B.B.S.	-	(8)	*
Angela Walsh	10,330	(6)	*
Richard J. Whitley, M.D.	923	(7)	*
Alan Yu	-	(8)	*
All Executive Officers and Directors as a Group (10 persons)	82,532		*
Certain Other Beneficial Owners of our Common Stock:
Sealbond Limited	21,822,333	(9)	73.4%
Conjoint, Inc.	2,842,638	(9)	9.6%
Serpin Pharma Inc.	1,086,956		3.7%
Rejuvenation Labs, Inc.	1,086,956		3.7%

*	Denotes beneficial ownership of less than 1%.
(1)	Includes 893 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days of the Special Meeting.
(2)	Includes 45,390 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days of the Special Meeting.
(3)	Includes 9,993 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days of the Special Meeting.

(4)	Includes 923 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days of the Special Meeting.
(5)	Includes 902 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days of the Special Meeting.
(6)	Includes 10,210 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days of the Special Meeting.
(7)	Includes 895 shares of Common Stock issuable upon exercise of stock options, exercisable within 60 days of the Special Meeting.
(8)	As described in the Current Report on Form 8-K filed by the Company with the SEC on October 7, 2024, directors Melvin Toh and Alan Yu were each designated for appointment to the Company’s Board of Directors by Sealbond Limited.
(9)	Each of Sealbond Limited and Conjoint, Inc. is an indirect, wholly-owned subsidiary of CK Life Sciences Int'l., (Holdings) Inc.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2026 (“2026 Annual Meeting”) and intending to have such proposals included in our next proxy statement must send their proposals to our Secretary, in writing, at Dogwood Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2026 Annual Meeting and must be received by us not later than December 31, 2025. If, however, the date of our 2026 Annual Meeting will be on or before May 19, 2026 or on or after July 18, 2026 then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2026 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our Secretary at our offices at Dogwood Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2026 Annual Meeting:

●	no later than January 30, 2026 nor any earlier than December 31, 2025; or
●	if the 2026 Annual Meeting will be held be on or before May 19, 2026 or on or after July 18, 2026, then no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2026 Annual Meeting and (B) the 10th day following the day on which notice of the date of the 2026 Annual Meeting was mailed or public disclosure of the date of such 2026 Annual Meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.

In addition, the deadline for a stockholder to provide notice to us under SEC Rule 14a-19 of the stockholder’s intent to solicit proxies in support of candidates submitted under our certificate of incorporation and by-laws is April 19, 2026.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of a notice and/or proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Secretary, at Dogwood Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009; telephone: 1-866-620-8655.

If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.

By Order of the Board of Directors,
/s/ Greg Duncan
Greg Duncan
Chairman and Chief Executive Officer

APPENDIX A

Pro Forma Financial Information

The following unaudited pro forma financial information is based on and should be read in conjunction with the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the unaudited condensed financial statements of the Company included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025.

Following stockholder approval of Proposal No. 1, Proposal No. 2 and Proposal No. 3, the Company expects to issue 27,434,704 shares of Common Stock upon the automatic conversion of all of the Preferred Stock. The unaudited pro forma financial information is presented to illustrate the estimated effects of the conversion of all of the Preferred Stock into Common Stock. The unaudited pro forma financial information is for informational purposes only and is not intended to represent or be indicative of what the actual results of operations and financial position of the Company would have been had the conversion of all of the Preferred Stock into Common Stock taken place on the dates indicated, nor are they indicative of future consolidated results of operations or financial position of the Company. The pro forma financial information is based on the information available to management at the time of preparation and assumptions that management believes are reasonable and supportable. The pro forma adjustments represent management’s best estimates based on information available as of the date of this proxy statement and may be revised as additional information becomes available and additional analyses are performed. It is possible that the actual adjustments upon the completion of the conversion of all of the Preferred Stock into Common Stock will differ from the pro forma adjustments reflected in the unaudited pro forma financial information, and the differences may be material.

Risks Related to the Pro Forma Financial Information

The unaudited pro forma financial information included in this proxy statement may not necessarily reflect the Company’s operating results and financial condition following the conversion of all of the Preferred Stock into Common Stock.

The unaudited pro forma condensed financial information (the “pro forma financial information”) included in this proxy statement is derived from our historical consolidated financial statements. The preparation of this pro forma financial information is based upon available information and certain assumptions and estimates that we currently believe are reasonable. These assumptions and estimates may not prove to be accurate, and this pro forma financial information does not necessarily reflect what the Company’s results of operations and financial position would have been had the conversion of all of the Preferred Stock into Common Stock been completed on the relevant dates assumed and the assumptions and estimates were to prove accurate, or what the Company’s results of operations or financial position will be in the future. See “Appendix A––Pro Forma Financial Information.”

Forward-looking financial information and unaudited pro forma financial data may not reflect actual future performance.

The proxy statement includes unaudited pro forma financial information that is based on various assumptions, estimates, and adjustments. These assumptions, while believed to be reasonable at the time they were made, are inherently uncertain, may be subjective, and may not reflect actual events or outcomes. The pro forma financial information does not purport to represent what the Company’s actual financial position or results of operations would have been had the conversion of all of the Preferred Stock into Common Stock occurred on the dates assumed, nor does it purport to project the Company’s future financial performance. Additionally, assumptions, estimates, and adjustments used in the preparation of such pro forma financial information are subject to numerous risks and uncertainties discussed elsewhere in this proxy statement, including business, economic, competitive, and regulatory factors, many of which are beyond the Company’s control. As such, you should not place undue reliance on the pro forma financial information as a prediction of actual future results. See “Appendix A––Pro Forma Financial Information.”

The unaudited pro forma financial information for the year ended December 31, 2024, has been prepared under the assumption that the Company entered into the License Agreement and the conversion of the Preferred Stock into

Common Stock occurred on January 1, 2024. The unaudited pro forma financial information for the six months ended June 30, 2025, has been prepared under the assumption that the Company entered into the License Agreement and the conversion of all of the Preferred Stock into Common Stock occurred on January 1, 2025.

Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 and unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the six months ended June 30, 2025 and unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended December 31, 2024 are reflective of the effects of the Company entering into the Licensing Agreement and the conversion of all of the Preferred Stock into Common Stock.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2025

	Dogwood	September 2025		Preferred to		Pro Forma
	Therapeutics, Inc.	Licensing		Common		Post Shareholder
	(Historical)	Agreement	Notes	Conversion	Notes	Vote
	(Unaudited)					(Unaudited)
Assets
Current assets:
Cash	$13,402,809					$13,402,809
Prepaid expenses and other current assets	1,301,485					1,301,485
Total current assets	14,704,294					14,704,294
Property and equipment, net	16,179					16,179
Right-of-use assets	190,964					190,964
Prepaid expenses, long-term	19,125					19,125
Goodwill	12,458,383					12,458,383
Intangible assets	69,303,582					69,303,582
Total assets	$96,692,527					$96,692,527
Liabilities, Series A Non-Voting Convertible Preferred Stock, and Stockholders' equity
Current liabilities:
Accounts payable	$498,118					$498,118
Accrued expenses	1,332,574					1,332,574
Lease liability, current portion	54,496					54,496
Total current liabilities	1,885,188					1,885,188
Lease liability, long-term portion	132,494					132,494
Deferred tax liability	12,134,222					12,134,222
Total liabilities	14,151,904					14,151,904
Commitments and contingencies (Note 12)
Series A Non-Voting Convertible Preferred Stock	75,662,024			(75,662,024)	C	—
Stockholders' equity:
Common stock	191	38	A	2,743	C, D, E	2,972
Series A-1 Non-Voting Convertible Preferred Stock	24,994,461			(24,994,461)	D	—
Series A-2 Non-Voting Convertible Preferred Stock	—	9,800,844	A, B	(9,800,844)	E	—
Preferred stock	—					—
Additional paid-in capital	71,001,615	2,108,790	A	110,454,586	C, D, E	183,564,991
Accumulated deficit	(88,551,251)	(11,909,672)	A, B			(100,460,923)
Accumulated other comprehensive loss	(267,289)					(267,289)
	7,177,727					82,839,751
Less: Treasury stock	(299,128)					(299,128)
Total stockholders' equity	6,878,599					82,540,623
Total liabilities, Series A Non-Voting Convertible Preferred Stock and Stockholders' equity	$96,692,527					$96,692,527

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Dogwood	September 2025		Preferred to		Pro Forma
	Therapeutics, Inc.	Licensing		Common		Post Shareholder
	(Historical)	Agreement	Notes	Conversion	Notes	Vote
	(Unaudited)					(Unaudited)

Revenue	$—	$—		$—		$—

Operating expenses:
Research and development	5,006,941	11,349,161	A	—		16,356,102
General and administrative expenses	3,346,100	560,512	B	—		3,906,612
Total operating expenses	8,353,041	11,909,672		—		20,262,713

Loss from operations	(8,353,041)	(11,909,672)		—		(20,262,713)

Other (expense) income:
Loss on debt conversion with related party	(6,134,120)					(6,134,120)
Interest income (expense), net	(35,711)					(35,711)
Exchange gain (loss), net	(18,742)					(18,742)
Total other income (expense)	(6,188,573)	—		—		(6,188,573)

Loss before income taxes	(14,541,614)	(11,909,672)		—		(26,451,286)
Deferred income tax expense	(190,691)	—		—		(190,691)

Net loss	(14,732,305)	(11,909,672)		—		(26,641,977)
Accrual of paid-in-kind dividends on Series A Non-Voting Convertible Preferred Stock	(1,256,662)	—		—		(1,256,662)
Net loss attributable to common stockholders	$(15,988,967)	$(11,909,672)		$—		$(27,898,639)
Net loss per common share, basic and diluted	$(9.51)					$(0.95)
Weighted average number of shares outstanding – basic and diluted	1,680,827	382,034	F	27,434,704	G	29,497,565

Comprehensive loss
Net loss	$(14,732,305)	$(11,909,672)		$—		$(26,641,977)
Foreign currency translation adjustment	3,595,698	—		—		3,595,698
Comprehensive loss	$(11,136,607)	$(11,909,672)		$—		$(23,046,279)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND

COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Dogwood	September 2025		Preferred to		Pro Forma
	Therapeutics, Inc.	Licensing		Common		Post Shareholder
	(Historical)	Agreement	Notes	Conversion	Notes	Vote
						(Unaudited)

Revenue	$—	$—		$—		$—

Operating expenses:
Research and development	3,530,913	11,349,161	A	—		14,880,074
General and administrative expenses	8,696,335	560,512	B	—		9,256,847
Total operating expenses	12,227,248	11,909,672		—		24,136,920

Loss from operations	(12,227,248)	(11,909,672)		—		(24,136,920)

Other (expense) income:
Interest income (expense), net	(92,192)					(92,192)
Exchange gain (loss), net	(30,787)					(30,787)
Total other income (expense)	(122,979)	—		—		(122,979)

Loss before income taxes	(12,350,227)	(11,909,672)		—		(24,259,899)
Deferred income tax expense	503	—		—		503

Net loss	(12,349,724)	(11,909,672)		—		(24,259,396)
Accrual of paid-in-kind dividends on Series A Non-Voting Convertible Preferred Stock	(514,105)	—		—		(514,105)
Net loss attributable to common stockholders	$(12,863,829)	$(11,909,672)		$—		$(24,773,501)
Net loss per common share, basic and diluted	$(12.52)					$(0.95)
Weighted average number of shares outstanding – basic and diluted	1,027,788	382,034	F	27,434,704	G	28,844,526

Comprehensive loss
Net loss	$(12,349,724)	$(11,909,672)		$—		$(24,259,396)
Foreign currency translation adjustment	(3,862,987)	—		—		(3,862,987)
Comprehensive loss	$(16,212,711)	$(11,909,672)		$—		$(28,122,383)

A

In consideration of the Licensing Agreement entered into on September 29, 2025, the Company issued (i) 191,017 shares of its common stock and 89.5939 shares of its Series A-2 Non-Voting Convertible Preferred Stock to Serpin Pharma and (ii) 191,017 shares of its common stock and 89.5939 shares of its Series A-2 Preferred Stock to Rejuvenation. The transaction was considered an asset acquisition and expensed at the time of the transaction.

B

As compensation for services rendered by Tungsten Advisors in connection with the License Agreement discussed in A above, the Company issued to Tungsten and its affiliates and designees an aggregate of 10.8694 shares of Series A-2 Preferred Stock. The service fee was expensed as a transaction cost.

C	Effect of the approval of the proposal for the issuance of 22,691,494 shares of common stock upon the conversion of the Series A Non-Voting Convertible Preferred Stock.

D	Effect of the approval of the proposal for the issuance of 2,842,638 shares of common stock upon the conversion of the Series A-1 Non-Voting Convertible Preferred Stock.

E	Effect of the approval of the proposal for the issuance of 1,900,572 shares of common stock upon the conversion of the Series A-2 Non-Voting Convertible Preferred Stock.

		Six Months Ended	Year Ended
		June 30, 2025	December 31, 2025
F	Issuance of Dogwood stock to Serpin Pharma Inc.	191,017	191,017
	Issuance of Dogwood stock to Rejuvenation Labs, Inc.	191,017	191,017
		382,034	382,034

		Six Months Ended	Year Ended
		June 30, 2025	December 31, 2025
G	Issuance of Dogwood Stock upon conversion of Series A Non-convertible Preferred Stock	22,691,494	22,691,494
	Issuance of Dogwood Stock upon conversion of Series A-1 Non-convertible Preferred Stock	2,842,638	2,842,638
	Issuance of Dogwood Stock upon conversion of Series A-2 Non-convertible Preferred Stock	1,900,572	1,900,572
		27,434,704	27,434,704

APPENDIX B

DOGWOOD Therapeutics, Inc.

second AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

The purpose of the Dogwood Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan (the “Plan”) is to provide (i) designated employees of Dogwood Therapeutics, Inc. (the “Company” and formerly Virios Therapeutics, Inc.) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards.  The Company believes that this Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The Plan is intended as an amended and restatement of the Virios Therapeutics, Inc. 2020 Equity Incentive Plan and the Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan, as amended (the “Prior Plans”).  All outstanding grants of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards under the Prior Plans shall remain subject to the terms of the Prior Plans with respect to which they were originally granted.

1.Administration and Delegation.
(a)Committee.  This Plan shall be administered by a committee consisting of two or more members of the Board, which shall consist of “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, when applicable, by “independent directors” as defined by the rules of any national securities exchange (the “Exchange”) upon which shares of the Company’s capital stock shall be listed.  However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The committee may delegate authority to one or more subcommittees as it deems appropriate. To the extent that a committee or subcommittee administers this Plan, references in this Plan to the “Board” shall be deemed to refer to the committee or subcommittee.
(b)Board Authority.  The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under this Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under this Plan.
(c)Board Determinations.  The Board shall have full power and authority to administer and interpret this Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing this Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Board’s interpretations of this Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.  All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of this Plan and need not be uniform as to similarly situated individuals.

(d)Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Grants that constitute rights under Delaware law (subject to any limitations under this Plan) to employees or officers of the Company and to exercise such other powers under this Plan as the Board may determine, provided that the Board shall fix the terms of such Grants to be granted by such officers (including the exercise price of such Grants, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Grants that the officers may grant; provided further, however, that no officer shall be authorized to grant such Grants to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).  Notwithstanding anything to the contrary set forth above, the Board may not delegate authority under this Section 1(d) to grant Stock Awards, unless Delaware law then permits such delegation.
2.Grants.  Awards under this Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 (“Stock Awards”), stock units as described in Section 7 (“Stock Units”), stock appreciation rights as described in Section 8 (“SARs”), and other equity-based awards as described in Section 9 (“Other Equity Awards”), the foregoing sometimes referred to herein collectively as “Grants” and individually as a “Grant.”  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”).  All Grants shall be made conditional upon the acknowledgement of the Grantee (as defined in Section 4(b)), in writing or by acceptance of the Grant, that all decisions and determinations of the Board shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of this Plan need not be uniform as among the grantees.
3.Shares Subject to This Plan.
(a)Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued pursuant to Grants under this Plan is 2,972,787 shares, each of which may be issued under this Plan as an Incentive Stock Option. The number of shares authorized under the Plan reflect the 25-for-1 reverse stock split of the Company Stock that became effective on October 9, 2024.
(b)Individual Limits.  The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under this Plan to any individual, with the exception of any non-employee director, during any calendar year shall be 500,000 shares.   With respect to any non-employee director, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under this Plan to any such individual during any calendar year shall be 200,000 shares.
(c)Share Counting.  If and to the extent Options or SARs granted under this Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Equity Awards are forfeited, the shares subject to such Grants shall again be available for purposes of this Plan.  For purposes of clarification, (i) any shares of Common Stock that are tendered as payment or withheld to cover taxes due on a Grant shall not again be available for grant under the Plan, (ii) any shares of Common Stock that are repurchased by the Company using Option exercise proceeds shall not again be available for grant under the Plan, and (iii) stock-settled SARs shall be counted against the share reserve set forth in Section 3(a) above on a gross basis, regardless of the number of shares of Common Stock issued to settle the Grant.

(d)Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under this Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under this Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company (as defined in Section 12(a)), the provisions of Section 13 of this Plan shall apply.  Any adjustment to outstanding Grants shall be consistent with section 409A and section 424 of the Code, to the extent applicable.  Any adjustments determined by the Board shall be final, binding and conclusive.
(e)Grants under the Plan shall be subject to a one-year minimum vesting requirement. Notwithstanding the foregoing, Grants which are not subject to the one-year minimum vesting requirement set forth in this Section 3(e) may be granted to an individual as an inducement to be hired as an Employee (as defined in Section 4(a)), provided that the total number of shares of Common Stock available to be granted or underlying such Grants pursuant to this sentence shall be less than five percent (5%) of the aggregate number of shares of Common Stock set forth in Section 3(a) above.
4.Eligibility for Participation.
(a)Eligible Persons.  All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in this Plan.  Consultants and advisors, as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor form or rule) who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in this Plan.
(b)Selection of Grantees.  The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines.  Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”
5.Options. The Board may grant Options to Employees, Non-Employee Directors, and Key Advisors upon such terms as the Board deems appropriate.  The following provisions are applicable to Options:
(a)Number of Shares.  The Board shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
(b)Type of Option and Price.
(i)The Board may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.
(iii)If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows:  (x) if the principal trading market for the Company Stock is an Exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on an Exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the Exchange or, if not so reported, as reported by the over-the-counter quotation system on which the Company Stock is then quoted or as reported in a customary financial reporting service, as applicable and as the Board determines.  If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.
(c)Option Term.  The Board shall determine the term of each Option.  The term of any Option shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.
(d)Exercisability of Options.
(i)Options shall become exercisable in accordance with such terms and conditions, consistent with this Plan, as may be determined by the Board and specified in the Grant Instrument.
(ii)The Board may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Board deems appropriate.
(e)Grants to Non-Exempt Employees.  Notwithstanding the foregoing, unless expressly approved by the Board, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, (the “FLSA”) may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board, upon the Grantee’s death, Disability (as defined in Section 5(f)(v)(C)) or Retirement (as defined in Section 5(f)(v)(E)), or upon a Change of Control or other circumstances permitted by applicable regulations).
(f)Termination of Employment, Disability or Death.
(i)Except as provided below, an Option may be exercised only while the Grantee is employed by, or providing service to, the Employer (as defined in Section 5(f)(v)(A)) as an Employee, Key Advisor or member of the Board.  In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, Retirement or termination for Cause (as defined in Section 5(f)(v)(D)), except as otherwise provided by the Board, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(ii)In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer.  In addition, notwithstanding any other provisions of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.  Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
(iii)In the event the Grantee ceases to be employed by, or provide service to, the Employer because of the Grantee’s Disability or Retirement, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.  In the event that an Incentive Stock Option is exercised more than 90 days after Retirement, the Option shall lose its status as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option.
(iv)If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
(v)For purposes of this Section 5(f) and Section 6:
(A)The term “Employer” shall include the Company and its parent and subsidiary corporations, as determined by the Board.
(B)“Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to other Grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board), unless the Board determines otherwise.
(C)“Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Board.
(D)“Cause” shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his or her employment or service contract with the Employer in any material respect, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Board determines.

(E)“Retirement” shall mean a termination of employment by reason of an Employee’s retirement at or after the Employee’s earliest permissible retirement date pursuant to and in accordance with a regular retirement plan or the personnel practices of the Employer.
(g)Exercise of Options.  A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Grantee shall pay the Exercise Price for an Option as specified by the Board (w) in cash, (x) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by applicable regulations of the Board of Governors of the Federal Reserve System, or (z) by such other method as the Board may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 10) at the time of exercise.
(h)Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under this Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code) of the Company.
(i)Limitation on Repricing. If the Company Stock is listed on an Exchange, unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 3(d)): (A) amend any outstanding Option granted under this Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (B) cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Grants under this Plan (other than adjustments made pursuant to Section 3(d)) covering the same or a different number of shares of Company Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (C) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 3(d), or (D) take any other action under this Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.
6.Stock Awards.  The Board may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Board deems appropriate.  The following provisions are applicable to Stock Awards:
(a)General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Board.  The Board may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including without limitation restrictions based on the achievement of specific performance goals.  The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
(b)Number of Shares.  The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
(c)Requirement of Employment or Service.  Unless the Board determines otherwise, if the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(f)(v)(A)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.  The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of the Stock Award except to a successor under Section 11(a).  Each certificate representing a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Board may determine that the Company will not issue a certificate for a Stock Award until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.
(e)Right to Vote and to Receive Dividends.  During the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards and to receive any dividends or other distributions paid on such shares.
(f)Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board.  The Board may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
7.Stock Units.  The Board may grant Stock Units representing one or more shares of Company Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Board deems appropriate, provided, however, that all such grants shall comply with section 409A of the Code.  The following provisions are applicable to Stock Units:
(a)Crediting of Units.  Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met.  All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of this Plan.
(b)Terms of Stock Units.  The Board may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances.  Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Board.  The Board shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c)Requirement of Employment or Service.  Unless the Board determines otherwise, if the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Board are not met, the Grantee’s Stock Units shall be forfeited.  The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)Payment with Respect to Stock Units.  Payments with respect to Stock Units may be made in cash, in Company Stock, or in a combination of the two, as determined by the Board.
8.Stock Appreciation Rights.  The Board may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option.  The following provisions are applicable to SARs:
(a)Base Amount.  The Board shall establish the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall not be less than the Fair Market Value of a share of Company Stock on the date of Grant of the SAR.
(b)Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)Exercisability.  An SAR shall be exercisable during the period specified by the Board in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument.  SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f) above.  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d)Grants to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the FLSA may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Board, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(e)Value of SARs.  When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 8(a).
(f)Form of Payment.  The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Board shall determine.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
(g)SAR Term. The Board shall determine the term of each SAR. The term of any SAR shall not exceed ten years from the date of grant.
9.Other Equity Awards.  The Board may grant Other Equity Awards, which are awards (other than those described in Sections 5, 6, 7 and 8 of this Plan) that are based on, measured by or payable in Company Stock, including, without limitation, stock appreciation rights, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Board shall determine.  Other Equity Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Board shall determine.
10.Withholding of Taxes.
(a)Required Withholding.  All Grants under this Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.
(b)Election to Withhold Shares.  If the Board so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.
11.Transferability of Grants.
(a)Nontransferability of Grants.  Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime.  A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board.  When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)Transfer of Nonqualified Stock Options.  Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
12.Change of Control of the Company.
(a)Change of Control.  As used herein, a “Change of Control” shall be deemed to have occurred if:
(i)Any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (B) the acquisition of securities of the Company by an investor of the Company in a capital-raising transaction; or
(ii)The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.
(b)Other Definition.  The Board may modify the definition of Change of Control for a particular Grant as the Board deems appropriate to comply with section 409A of the Code.
13.Consequences of a Change of Control.  In the event of a Change of Control, (a) outstanding Options and SARs shall accelerate and become exercisable, and (b) outstanding Stock Awards, Stock Units and Other Equity Awards shall vest and shall be payable.  The Board may condition any such acceleration on such terms as the Board determines.
14.Limitations on Issuance or Transfer of Shares.
(a)Stockholders Agreement/Voting Agreement.  The Board may require that a Grantee execute a stockholders agreement and/or a voting agreement, in each case, with such terms as the Board deems appropriate, with respect to any Company Stock issued or transferred pursuant to this Plan.  If such stockholders agreement or voting agreement contains any lock-up or market standoff provisions that differ from the provisions of Section 14(c) of this Plan, for as long as the provisions of such agreement are in effect, the provisions of Section 14(c) shall not apply to such Company Stock, unless the Board determines otherwise.
(b)Limitations on Issuance or Transfer of Shares.  No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board.  The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued or transferred under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(c)Lock-Up Period.  If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act, and subject to Section 14(a) of this Plan, a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”).  If so requested by the Company or the Managing Underwriter, the Grantee shall enter into a separate written agreement to such effect in form and substance requested by the Company or the Managing Underwriter.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
15.Amendment and Termination.
(a)Amendment of This Plan.  The Board may amend, suspend or terminate this Plan or any portion thereof at any time provided that (i) to the extent required by section 162(m) of the Code, no Grant that is intended to comply with section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Grant, unless and until the Company’s stockholders approve such amendment in the manner required by section 162(m); and (ii) if shares of the Company’s capital stock are listed on the Exchange, no amendment that would require stockholder approval under the rules of the Exchange may be made effective unless and until the Company’s stockholders approve such amendment.  In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to this Plan adopted in accordance with this Section 15(a) shall apply to, and be binding on the holders of, all Grants outstanding under this Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Grantees under this Plan.  No Grant shall be made that is conditioned upon stockholder approval of any amendment to this Plan unless the Grant provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Company Stock) prior to such stockholder approval.
(b)Termination of This Plan.  This Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless this Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
(c)Termination and Amendment of Outstanding Grants.  The Board may amend, modify or terminate any outstanding Grant, including but not limited to substituting therefor another Grant of the same or a different type, changing the date of exercise or realization, and/or converting an Incentive Stock Option into a Nonqualified Stock Option.  A termination or amendment of this Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 21(b).  The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding Grant.  The Board may at any time provide that any Grant shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
(d)Governing Document.  This Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend this Plan in any manner.  This Plan shall be binding upon and enforceable against the Company and its successors and assigns.
16.Funding of This Plan.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.

17.Rights of Participants.  Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
18.No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to this Plan or any Grant.  The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
19.Headings.  Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
20.Effective Date of This Plan.  This Plan shall be effective on the date on which this Plan is approved by the Company’s stockholders.
21.Miscellaneous.
(a)Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.  Without limiting the foregoing, the Board may make a Grant to an employee, director or advisor of another corporation who becomes an Employee, Non-Employee Director or Key Advisor by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the Parent or any of their subsidiaries in substitution for a stock option or stock award grant made by such corporation.  The terms and conditions of the substitute grants may vary from the terms and conditions required by this Plan and from those of the substituted stock incentives.  The Board shall prescribe the provisions of the substitute grants.
(b)Compliance with Law.  This Plan, the exercise of Options and the obligations of the Company to issue shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that this Plan and all transactions under this Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act and section 162(m) of the Code.  It is the intent of the Company that this Plan and applicable Grants under this Plan comply with the applicable provisions of section 422 of the Code and that, to the extent applicable, Grants made under this Plan comply with the requirements of section 409A of the Code and the regulations thereunder.  To the extent that any legal requirement set forth in this Plan ceases to be required under applicable law, the Board may determine that such Plan provision shall cease to apply.  The Board may revoke any Grant if it is contrary to law or modify a Grant or this Plan to bring the Grant or this Plan into compliance with any applicable law or regulation.
(c)Employees Subject to Taxation Outside the United States.  With respect to Grantees who are subject to taxation in countries other than the United States, the Board may make Grants on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(d)Governing Law.  The validity, construction, interpretation and effect of this Plan and Grant Instruments issued under this Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Effective [_______], 2025.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V80435-[TBD] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. DOGWOOD THERAPEUTICS, INC. 3. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share; 1. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share; 2. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share; 4. Approval of the Dogwood Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan; and 5. Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! DOGWOOD THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following proposals: SCAN TO VIEW MATERIALS & VOTEw DOGWOOD THERAPEUTICS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 20, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V80436-[TBD] Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at https://ir.dwtx.com/events-presentations/meeting. DOGWOOD THERAPEUTICS, INC. Special Meeting of Stockholders November 21, 2025 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder of Dogwood Therapeutics, Inc. hereby appoints Greg Duncan and Angela Walsh, and each of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the 2025 Special Meeting of Stockholders of Dogwood Therapeutics, Inc. to be held virtually via the internet at https://edge.media-server.com/mmc/go/DWTX2025SGM on November 21, 2025, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. When properly executed, this proxy will be voted in the manner directed herein. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. If no direction is made, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4 and "FOR" Proposal 5. Continued and to be signed on reverse side.